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PRICEWATERHOUSECOOPERS [LOGO]
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                                                      PricewaterhouseCoopers LLP
                                                      100 Pearl Street
                                                      Hartford CT 06103-4508
                                                      Telephone:(860) 241-7000
                                                      Facsimile (860) 241-7590


March 15, 2000



Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Information Management Associates, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-k report dated March 13, 2000. We agree with the statements concerning our Firm in such Form 8-K.

Yours very truly,

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

cc: John A. Piontkowski
    Chief Financial Officer
    Information Management Associates, Inc.
    One Corporate Drive
    Suite 400
    Shelton, Connecticut 06484